Exhibit 99.2

                      The Kroger Co. Savings Plan
                     Index To Financial Statements
                           December 31, 1995




Report of Independent Accountants

Statement of Net Assets Available
  For Plan Benefits at December 31, 1995

Statement of Net Assets Available
  For Plan Benefits at December 31, 1994

Statement of Changes in Net Assets
  Available For Plan Benefits for
  the year ended December 31, 1995

Statement of Changes in Net Assets
  Available For Plan Benefits for
  the year ended December 31, 1994

Statement of Changes in Net Assets
  Available For Plan Benefits for
  the year ended December 31, 1993

Notes to Financial Statements

Item 27a - Schedule of Assets Held for Investment
           Purposes at December 31, 1995


Item 27d - Schedule of Reportable Transactions
            for the year ended December 31, 1995

                   Report of Independent Accountants
                 ----------------------------------

To the Administrative Committee of The Kroger Co. Savings Plan

We have audited the accompanying statements of net assets available for plan benefits of The Kroger Co. Savings Plan as of December 31, 1995 and 1994, and the related statements of changes in net assets available for plan benefits for the years ended December 31, 1995, 1994 and 1993. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of The Kroger Co. Savings Plan as of December 31, 1995 and 1994, and the changes in net assets available for plan benefits for the years ended December 31, 1995, 1994, and 1993 in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment and reportable transactions are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The fund information in the statement of net assets available for plan benefits and the statement of changes in net assets available for plan benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for plan benefits of each fund. The supplemental schedules and fund information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.



(COOPERS & LYBRAND L.L.P.)
COOPERS & LYBRAND L.L.P.
Cincinnati, Ohio
March 29, 1996

                                                      THE KROGER CO. SAVINGS PLAN
                                          STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                                          at December 31, 1995
                                                       (In thousands of dollars)
                                                      --------------------------
                                                                   1995
                              -------------------------------------------------------------------------------------------------
                                          MERRILL
                                           LYNCH    MERRILL  MERRILL   AMERICAN
                               EMPLOYER    EQUITY    LYNCH   LYNCH     CAPITAL                                TEMPORARY
                                STOCK      INDEX     BASIC   GLOBAL    EMERGING TEMPLETON  FIXED  PARTICIPANT INVESTMENT
ASSETS                           FUND      TRUST     VALUE  ALLOCATION  GROWTH   FOREIGN   INCOME   LOANS         FUND    TOTAL
                              ----------  --------  ------- ---------- -------- ---------  ------ ----------- ---------- -------
 Investments:
  The Kroger Co. common shares
     (Cost - $198,005)          $540,548                                                                                 $540,548
  Contracts with insurance
     companies (stated at
     contract value)                                                                       $83,352                         83,352
  Mutual funds (cost - $25,248)                     $6,926    $5,012   $8,127    $6,423                                    26,488
  Collective investment trust
     (cost - $38,162)                     $50,818                                                                          50,818
  Temporary cash investments
    and loans to participants                                                               21,701  $12,735         $380   34,816
                                --------- -------   ------   -------    -----   -------   --------  -------     --------  --------
    Total investments            540,548   50,818    6,926     5,012    8,127     6,423    105,053   12,735          380  736,022


Receivables:
  Employee contributions           1,204      233       45        33       58        43        369                          1,985
  Employer contributions           6,080                                                                                    6,080
  Interest and dividends                                                                                             107      107
                                --------  -------   ------    ------    -----   -------   --------  -------      -------  --------
    Total assets                 547,832   51,051    6,971     5,045    8,185     6,466    105,422   12,735          487  744,194
                                --------  -------   ------    ------    -----   -------   --------  -------      -------  --------


LIABILITIES

Payable for administrative
  fees                                                                                                               324      324
                                --------  -------  ------     ------    -----   -------   --------  -------      ------- --------
    Total liabilities                                                                                                324      324
                                --------  -------  ------     ------    -----   -------   --------  -------      ------- --------

Net assets available for
  plan benefits                 $547,832  $51,051   $6,971    $5,045   $8,185    $6,466   $105,422  $12,735         $163 $743,870
                                ========  =======   ======    ======   ======    ======   ========  =======      ======= ========





                The accompanying notes are an integral
                   part of the financial statements.

                                                      THE KROGER CO. SAVINGS PLAN
                                          STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                                          at December 31, 1994
                                                       (In thousands of dollars)
                                                      --------------------------
                                                                   1994
                              ----------------------------------------- -----------------------------------------------------------
                                          MERRILL
                                           LYNCH    MERRILL  MERRILL   AMERICAN
                               EMPLOYER    EQUITY    LYNCH   LYNCH     CAPITAL                                TEMPORARY
                                STOCK      INDEX     BASIC   GLOBAL    EMERGING TEMPLETON  FIXED  PARTICIPANT INVESTMENT
ASSETS                           FUND      TRUST     VALUE  ALLOCATION  GROWTH   FOREIGN   INCOME   LOANS         FUND    TOTAL
                               ---------  -------   ------- ---------- -------- ---------  ------ ----------- ----------  --------
Investments:
  The Kroger Co. common shares
     (Cost - $186,931)         $360,232                                                                                   $360,232
  Contracts with insurance
     companies (stated at
     contract value)                                                                       $65,133                          65,133
  Mutual funds (cost - $11,109)                      $2,075   $2,469    $2,343    $3,569                                    10,456
  Collective investment trust
     (cost - $32,708)                      $33,045                                                                          33,045
  Temporary cash investments
    and loans to participants                                                               15,157   $9,124        $178     24,459
                               ---------   -------   ------   -------   ------    -------  -------   -------   ---------  --------
    Total investments           360,232     33,045    2,075     2,469    2,343     3,569    80,290    9,124         178   493,325


Receivables:
  Employee contributions            246         58        4        5         5         7       122                             447
  Employer contributions          5,865                                                                                      5,865
  Interest and dividends                                                                                              33        33
                               ---------   -------   ------   -------   ------    -------  -------   -------   ---------  --------
    Total assets                366,343     33,103    2,079    2,474     2,348     3,576    80,412    9,124          211   499,670
                               ---------   -------   ------   -------   ------    -------  -------   -------   ---------  --------


LIABILITIES

Payable for administrative
  fees                                                                                                               298       298
                               ---------   -------   ------   ------    ------    -------  -------  -------   ----------  --------
    Total liabilities                                                                                                298       298
                               ---------   -------   ------   ------    ------    -------  -------  -------   ----------  --------

Net assets available for
  plan benefits                $366,343    $33,103   $2,079   $2,474    $2,348    $3,576   $80,412   $9,124         $(87) $499,372
                               =========   =======   ======   ======    ======    =======  =======  =======   ==========  ========






                The accompanying notes are an integral
                   part of the financial statements.

                                                      THE KROGER CO. SAVINGS PLAN
                                     STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                                  for the year ended December 31, 1995
                                                       (In thousands of dollars)
                                                      --------------------------
                                                                    1995
                              ---------------------------------------------------------------------------------------------------
                                          MERRILL
                                           LYNCH    MERRILL  MERRILL   AMERICAN
                               EMPLOYER    EQUITY    LYNCH   LYNCH     CAPITAL                                TEMPORARY
                                STOCK      INDEX     BASIC   GLOBAL    EMERGING TEMPLETON  FIXED  PARTICIPANT INVESTMENT
ASSETS                           FUND      TRUST     VALUE  ALLOCATION  GROWTH   FOREIGN   INCOME   LOANS         FUND    TOTAL
                              ----------  -------   ------  ---------- -------- --------- ------- ----------- ---------- --------
Employee contributions        $ 24,177    $ 5,212   $  780    $  657    $  932   $  865   $ 9,587                        $ 42,210
Employer contributions           6,080                                                                                      6,080
Transfer from (to) other funds (29,677)       953    3,105     1,239     3,489    1,572    15,223   $ 3,945     $151
                              ----------  -------   ------   ---------  ------- --------- ------- ----------- ---------- --------
    Total contributions
      and transfers                580      6,165    3,885     1,896     4,421    2,437    24,810     3,945      151       48,290


Investment income:
  Dividends                                            264       387       721      373                                     1,745
  Interest                         577         87        7         7         9       12     6,334                 74        7,107
  Net appreciation             194,359     12,945      773       343       796      131                                   209,347
                              ---------   -------   ------    --------  ------- --------- ------- ----------- ---------- --------
    Total additions            195,516     19,197    4,929     2,633     5,947    2,953    31,144     3,945      225      266,489
                              ---------   -------   ------    --------  ------- --------- ------- ----------- ---------- --------


Distributions to participants   13,924      1,226       35        60       108       61     5,939     $ 334     (209)      21,478
Administrative expenses            103         23        2         2         2        2       195                184          513
                              ---------   -------   ------    --------  ------- --------- ------- ----------- ---------- --------
    Total deductions            14,027      1,249       37        62       110       63     6,134       334      (25)      21,991
                              ---------   -------   ------    --------  ------- --------- ------- ----------- ---------- --------


    Net increase               181,489     17,948    4,892     2,571     5,837    2,890    25,010    3,611       250      244,498
Net assets available for
    plan benefits:
  Beginning of year            366,343     33,103    2,079     2,474     2,348    3,576    80,412    9,124       (87)     499,372
                              --------    -------  -------    --------  ------   ------  --------  ---------  ---------  --------
  End of year                 $547,832    $51,051  $ 6,971    $5,045    $8,185   $6,466  $105,422  $12,735      $163     $743,870
                              ========    =======  =======    ========  ======   ======  ========  =========  =========  ========








                The accompanying notes are an integral
                   part of the financial statements.

                                                      THE KROGER CO. SAVINGS PLAN
                                     STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                                  for the year ended December 31, 1994
                                                       (In thousands of dollars)
                                                      --------------------------
                                                                   1994
                              ------------------------------------------------------------------------------------------------------
                                         MERRILL
                                         LYNCH   MERRILL MERRILL   AMERICAN
                               EMPLOYER  EQUITY  LYNCH   LYNCH     CAPITAL                                         TEMPORARY
                                STOCK    INDEX   BASIC   GLOBAL    EMERGING TEMPLETON FIXED  MELLON   PARTICIPANT INVESTMENT
ASSETS                           FUND    TRUST   VALUE  ALLOCATION  GROWTH   FOREIGN INCOME  EQUITY       LOANS      FUND    TOTAL
                              --------- -------- ------ ---------- -------- --------- ------ -------- ----------- ---------- -------
Employee contributions        $ 21,972  $ 5,846  $  271  $  314    $  355   $  373   $ 9,807                      $  (532)  $ 38,406
Employer contributions           6,684                                                                                         6,684
Transfer from (to) other funds (11,554)  28,186   1,795   2,238     2,013    3,283     3,014 $(32,266)  $9,905     (6,614)
                              --------- -------- ------ ---------- -------- --------- ------- -------- ---------- --------- --------
   Total contributions
      and transfers             17,102   34,032   2,066   2,552     2,368     3,656    12,821 (32,266)   9,905     (7,146)    45,090


Investment income (loss):
  Dividends                                         108     133        60       223                                              524
  Interest                         381       65       2       3         3         4     4,885                          31      5,374
  Net appreciation(depreciation)59,151      224     (88)   (208)      (72)     (303)                                          58,704
                              --------- -------- ------- --------- -------- --------- ------- --------  --------  --------- --------
    Total additions(deductions) 76,634   34,321   2,088   2,480     2,359     3,580    17,706 (32,266)   9,905     (7,115)   109,692
                              --------- -------- ------- --------- -------- --------- ------- --------  --------  --------- --------

Distributions to participants   10,897    1,185       9       6        11         4     3,565              781      1,127     17,585
Administrative expenses             78       33                                           141                         298        550
                              --------- -------- ------- --------- -------- --------- ------- --------  --------  --------- --------
  Total deductions              10,975    1,218       9       6        11          4    3,706              781      1,425     18,135
                              --------- -------- ------- --------- -------- --------- ------- --------  --------  --------- --------
    Net increase(decrease)      65,659   33,103   2,079   2,474     2,348      3,576   14,000 (32,266)   9,124     (8,540)    91,557
Net assets available for
    plan benefits:
  Beginning of year            300,684                                                  66,412 32,266               8,453    407,815
                              --------  -------  ------- --------  -------- ---------  ------- ------- ---------   -------  --------
  End of year                 $366,343  $33,103  $2,079  $2,474    $2,348     $3,576   $80,412     $0   $9,124       $(87)  $499,372
                              ========  =======  ======= ========  ======== =========  ======= ======= =========   =======  ========






                The accompanying notes are an integral
                   part of the financial statements.

                                                      THE KROGER CO. SAVINGS PLAN
                                    STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                                  for the year ended December 31, 1993
                                                       (In thousands of dollars)
                                                       --------------------------

                                                                  1993
                                   ------------------------------------------------------------------
                                   EMPLOYER    FIDELITY   MELLON                 TEMPORARY
                                     STOCK      EQUITY    EQUITY       FIXED     INVESTMENT
                                     FUND        FUND      FUND       INCOME        FUND       TOTAL
                                   --------    --------   ------      ------     ----------  --------

Employee contributions                                                           $ 34,909    $ 34,909
Employer contributions             $  3,125                                                     3,125
Transfer from (to) other funds        7,751    $(12,170) $ 17,286   $   9,686     (22,553)
   Total contributions             --------    --------- --------   ---------    ----------  --------
     and transfers                   10,876     (12,170)   17,286       9,686      12,356      38,034

Investment income(loss):
  Dividends                                           7       773                                 780
  Interest                               90                             4,106         529       4,725
  Net appreciation (depreciation)    79,119                 1,947         (14)                 81,052
  Other                                                                               362         362
                                   --------    --------- --------   ---------    --------    --------
    Total additions (deductions)     90,085     (12,163)   20,006      13,778      13,247     124,953
                                   --------    --------- --------   ---------    --------    --------

Distributions to participants         3,961                                        12,053      16,014
Administrative expenses                   1                    15         123         388         527
                                   --------    --------- --------   ---------    --------    --------
    Total deductions                  3,962                    15         123      12,441      16,541
                                   --------    --------- --------   ---------    --------    --------

    Net increase (decrease)          86,123     (12,163)   19,991      13,655         806     108,412
Net assets available for
    plan benefits:
  Beginning of year                 214,561      12,163    12,275      52,757       7,647     299,403
                                  ---------    --------  --------   ---------    --------    --------
  End of year                      $300,684     $     0   $32,266    $ 66,412    $  8,453    $407,815
                                  =========    ========  ========   =========    ========    ========


                The accompanying notes are an integral
                   part of the financial statements.

                      THE KROGER CO. SAVINGS PLAN
                     NOTES TO FINANCIAL STATEMENTS
                   -----------------------------

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
     ------------------------------------------

     The following describes the significant policies followed in the preparation of these financial statements.

     INVESTMENTS VALUATION
     ---------------------

     Investments in equity securities, mutual funds and collective trusts are valued at fair value (quoted market prices where available) or estimated fair values. Investment contracts are valued at contract value (cost plus accrued interest).

     In 1995, the Plan adopted the American Institute of Certified Public Accountants Statement of Position (SOP) 94-4 "Reporting of Investment Contracts Held by Health and Welfare Benefit
Plans and Defined Contribution Pension Plans". SOP 94-4 requires that investment contracts that are fully benefit-responsive be stated at contract value and all other investment contracts be stated at fair value. The adoption of
     SOP 94-4 did not have a material effect on the financial position of the Plan.

     PERVASIVENESS OF ESTIMATES
     --------------------------

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of net assets available for plan benefits as of the
date of the Plan's financial statements and the reported    changes
in net assets available for plan benefits during the   reporting
period.  Actual results could differ from those   estimates.

     OTHER
     -----

     Purchases and sales of securities are reflected on a trade date basis. Gain or loss on sales of securities are based on average cost.

     Dividend income is recorded on the ex-dividend date. Income from other investments is recorded as earned on an accrual basis.

     The plan presents in the statement of changes in net assets available for plan benefits the net appreciation or depreciation in the fair value of its investments which consists of the realized gains or losses and the unrealized appreciation or depreciation on those investments.

     Certain prior year amounts have been reclassified to conform to the current year presentation.


2.   PLAN DESCRIPTION
     -----------------

     The Plan provides for eligible employees of The Kroger Co. and subsidiaries (the "Company") to redirect a portion of their salary, up to limits defined in the Plan, to the seven investment funds of the Plan at any time.

     Employee contributions to the Plan are limited to the lower of $9,240 or 15% (6% if the participant is a highly compensated employee as defined by the Internal Revenue Service) of the employee's annual compensation during the period in which they are a participant in the Plan, subject to Internal Revenue
Service Code limitations.

     At the end of each year, the Company makes a basic matching contribution into the Employer Stock Fund equal to ten percent (10%) of the salary directed by participants to the Employer Stock Fund during the year. A supplemental matching contribution is allocated in proportion to salary directed to all investment funds. The supplemental contribution is based on the annual financial results of the Company and determined annually by the Board of Directors. The supplemental contribution ranges from none to twenty percent (20%) of participant contributors.

     In 1995, 1994 and 1993 the Company made both a basic matching contribution and a supplemental matching contribution.

     Each participant's account is credited with the participant's contribution and an allocation of the Company's matching
contribution, Plan earnings, and other adjustments as defined    in
the Plan. Allocations are based on participant earnings or account balances as defined. The benefit to which a participant is entitled is the benefit that can be provided from the participant's account.

     Further information about the Plan, including vesting, allocation and benefit provisions, and employer and employee contributions is contained in the Plan, and Plan amendments. Copies of these documents are available from the Company's Personnel Department.

3.   INVESTMENT CONTRACTS
     ---------------------

     The Plan's Fixed Income Fund contains various investment contracts which are fully benefit-responsive. A fully benefit-responsive investment provides a liquidity guarantee by a financially responsible third party of principal and previously accrued interest for liquidations, transfers, loans, or withdrawals initiated by plan participants
under the      terms of the ongoing Plan.  Certain employer
initiated events    (i.e., lay-offs, mergers, bankruptcy, plan
termination) are    not eligible for the liquidity guarantee.

     The following information is presented in the aggregate for the investment contracts:
                                        1995             1994
                                     ------------     ------------
          Fair value                  87,186,580       63,704,766
          Crediting interest rates   6.0% to 9.4%     6.0% to 9.5%
          Average yield                  7.0%             6.8%

     The crediting interest rates for the investment contracts are based upon the contract rate or a predetermined formula which factors in duration, market value and book value of the investment. Certain of the crediting rates are adjusted quarterly. The minimum crediting interest rate for these investments is zero.

     The fair value of the investment contracts is calculated as the aggregate present value of the underlying cash flows using interest rates quoted for securities with similar duration and credit risk.

4.   TAX STATUS
     ----------

     The Plan obtained its latest determination letter on October 7, 1986, in which the Internal Revenue Service stated that the Plan, as then designed, was in compliance with the Internal Revenue Code. However, the Plan has been amended since receiving the determination letter. The Plan administrator and the Plan's tax counsel believe that the Plan is currently designed and being operated in compliance with the applicable requirements of the Internal Revenue Code. Therefore, no provision for income taxes has been included in the Plan's financial statements.

     Participant contributions and earnings of the Plan are not subject to federal income tax until distribution, at which time they are taxable to the recipient.



5.   RECONCILIATION TO FORM 5500
     ---------------------------

     Department of Labor regulations require that differences between the amounts included in the financial statements of the Plan and reported on Form 5500 be disclosed. Differences in amounts shown in the financial statements of the Plan and those reported on Form 5500, as amended, for the year ended December 31, 1993 are as follows:






                                                  Amounts per       Amounts per
                                              Financial Statements   Form 5500    Difference
                                              --------------------  -----------   ----------
The Kroger Co. Savings Plan
- ----------------------------
     For the year ended December 31, 1993

     Statement of Net Assets
     Available for Plan Benefits:
         Employer contributions receivable       $3,115,652          $3,851,048   $(735,396)
     Statement of Changes in Net Assets
     Available for Plan Benefits:
         Employer contributions                  $3,115,652          $3,851,048   $(735,396)


     These differences result from the valuation of the employer stock contribution receivable at December 31, 1993. The financial statements reflect the value of the shares to be contributed to the Plan at the date the matching contribution was granted. Form 5500 reflects the value of the shares contributed to the Plan on the date the shares were transferred to the Trustee.

     Since the employer matching contribution to the Plan for 1995 and 1994 was made in cash, the employer contribution receivable in the statement of net assets available for plan benefits, and employer contributions and change in unrealized appreciation in the statement of changes in net assets available for plan benefits for the years ended December 31, 1995 and 1994 do not differ from those reported on Form 5500.

                      THE KROGER CO. SAVINGS PLAN
      ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                         at December 31, 1995
                       (In thousands of dollars)
                    -------------------------

                                        NUMBER OF
                                        SHARES OR
                                        PRINCIPAL               1995
                                                               -------
NAME OF ISSUER AND TITLE OF ISSUE         AMOUNT           COST    FAIR VALUE
- ---------------------------------      ---------------   --------  ----------
     EMPLOYER STOCK FUND
     -------------------
The Kroger Co. common shares           14,462,827 shs.   $198,005    $540,548

     MERRILL LYNCH EQUITY INDEX TRUST
     --------------------------------
Collective Investment Trust             1,267,529 shs.     38,162      50,818

     MERRILL LYNCH BASIC VALUE
     -------------------------
Mutual Fund                               244,635 shs.      6,285       6,926

     MERRILL LYNCH GLOBAL ALLOCATION
     -------------------------------
Mutual Fund                               361,088 shs.      4,869       5,012

     AMERICAN CAPITAL EMERGING GROWTH
     --------------------------------
Mutual Fund                               266,572 shs.      7,511       8,127




     TEMPLETON FOREIGN
     -----------------
Mutual Fund                               699,647 shs.      6,582       6,423

     FIXED INCOME
     ------------
Investment Contracts                       83,352 shs.     83,352      87,187
Temporary Cash Investments                 21,701 shs.     21,701      21,701

     PARTICIPANT LOANS
     -----------------
Loans to Participants                     $12,735          12,735      12,735

     TEMPORARY INVESTMENT FUND
     -------------------------
Temporary Cash Investments                    380 shs.        380         380
                                                         --------    --------

              Total                                      $379,582    $739,857
                                                         ========    ========

                      THE KROGER CO. SAVINGS PLAN
            ITEM 27d - SCHEDULE OF REPORTABLE TRANSACTIONS
                 For the Year Ended December 31, 1995
                       (In thousands of dollars)
                     -------------------------

                                                                     Expenses
                                                                     incurred in
Transaction                                 # of       # of       connection with                                    Realized
   Type           Security Description      Trans      Shares        transaction         Cost           Proceeds      Gain(Loss)
- -----------    ---------------------------  ------    ---------    ----------------    ----------     -----------    ----------
               KROGER COMMON STOCK

BUY            Kroger Co. Common Stock        885     1,449,701                        41,207,246

SELL           Kroger Co. Common Stock       1211     1,796,874          209,709       28,786,287      54,112,220     25,116,224


               POOLED SEPARATE A/C(GICS)
BUY            Kroger Co. Fixed Income Fund  1029    46,423,054                        46,423,054

SELL           Kroger Co. Fixed Income Fund  1101    21,660,145                        21,659,530       21,660,149           619


               PENDING SETTLEMENT FUNDS

BUY            Temporary Investment Fund      252    43,695,979                        43,695,979

SELL           Temporary Investment Fund      250    43,609,373                        43,609,373      43,609,373

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